EXHIBIT 99
PROSPECTUS

                                  ALPNET, INC.

                         SHARES TO BE ISSUED PURSUANT TO
                        1996 EXECUTIVE STOCK OPTION PLAN

                                2,950,000 SHARES

                                  Common Stock
                               (without par value)

        The 2,950,000 shares of common stock (the "SHARES") of ALPNET, Inc. ("ALPNET" or the "COMPANY") referred to in this Prospectus are offered to those persons who hold options (the "OPTIONS") to purchase such Shares granted or to be granted pursuant to the ALPNET, Inc. 1996 Executive Stock Option Plan (the "PLAN"). The terms and conditions of the Options are governed by the provisions of the Plan and the stock option agreements between the Company and participating optionees. There are hereby offered the Shares to be issued pursuant to the Options.

        Optionees who are "affiliates" of the Company, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), may not resell under this Prospectus any Shares purchased by them upon exercise of the Options. Such resales must be described in a separate prospectus or, in certain instances, registered in a separate registration statement or sold in accordance with Rule 144 promulgated under the Securities Act (without, however, being subject to the holding period requirement of the Rule) or other applicable exemptions available under the Securities Act.

        The Shares are offered at the exercise prices of the respective Options. No commissions will be paid in connection with such sales. All proceeds of the sale of the Shares will be received by the Company and used for general working capital purposes.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR IS IT SUCH AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.

                  The date of this Prospectus is June 12, 1996.

                                PLAN INFORMATION

Introduction

        This Prospectus relates to the Shares of the Company issuable upon exercise of the Options granted or to be granted under the Plan to certain key employees of the Company and its wholly-owned subsidiaries. A Registration Statement with respect to the Shares offered pursuant to the Plan has been filed with the Securities and Exchange Commission (the "COMMISSION"). This Prospectus, which forms a part of the Registration Statement and sets forth information concerning the Plan and the Company, is distributed to participating employees pursuant to the Securities Act.

General

        The Plan, as approved by the shareholders of the Company at the annual meeting of the shareholders held on 23 May 1996, makes a total of 2,950,000 shares of the Company's common stock available for options thereunder to nine executives of the Company. The Options together may be deemed for the purposes of this Prospectus to comprise an employee benefit plan established by the Company, separate and distinct from all other employee benefit plans established by the Company.

        The Plan is intended to encompass certain existing stock options for the purchase of restricted Common Stock of the Company previously granted in August 1995, all of which are and will be "non-qualified" options within the meaning of the applicable sections of the U.S. Internal Revenue Code, as amended. (See "TAX TREATMENT" below.)

        The significant features of the Plan are as follows:

Purpose

        The purpose of the Plan is to advance the interests of the Company and its subsidiaries by stimulating the efforts of key employees on behalf of the Company, heightening the desire of key employees to continue employment with the Company, and assisting the Company in competing effectively with other enterprises for the services of key employees by encouraging such key employees to acquire a stock ownership interest in the Company, thereby promoting the interests of the Company and all its stockholders.

Administration

        The Plan will be administered by the Board of Directors. The Board shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary.

Participants

        The Plan provides for no additional grants of options unless some of the previously granted Options, as discussed hereafter, are forfeited or terminated prior to September 1, 2000. Rather, the Plan encompasses certain options already granted to the nine key executives in August 1995 and changes no terms of those options except for (i) an extension of the vesting dates from September 1, 1996, 1997 and 1998 to June 1, 1998, 1999 and 2000, and (ii) the registration of the stock set aside for issuance with the Commission.

Vesting and Exercise

        The Options, as modified, will vest and become exercisable in three equal installments on June 1, 1998 at an exercise price of $.50 per share; June 1, 1999 at an exercise price of $0.75 per share; and June 1, 2000 at an exercise price of $1.10 per share. All options will terminate, if not sooner exercised, on September 1, 2000. The Plan and the Options contain appropriate antidilution provisions for adjustment of the number of shares subject to options and the Option price in the event of stock splits, stock dividends and certain other events described in the Plan. The fair market value of the Company's common stock as of August 17, 1995, the grant date, was $.34375 per share, determined by calculating the average of high and low prices as reported by the NASDAQ Stock Market.

        Payment of the exercise price can be made in full or part with the stock of the Company valued at fair market value as of the date of exercise of the option.

        The vesting of the Options will accelerate under certain situations involving a change in control of the Company.

Amendment, Termination or Extension of Plan

        The Board of Directors may at any time terminate, annul, modify or suspend the Plan, subject to the following conditions:

No termination or modification shall terminate any outstanding Options granted under the Plan; no change can be made without stockholder approval if the change increases the maximum number of shares which may be granted under the Plan or alters the option price so that it is less than the fair market value of Common Stock on the grant date for any new option grants, extends the option period longer than September 1, 2000 or materially modifies the requirements as to eligibility for participation in the Plan; or causes the options granted under the Plan not to qualify for the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934.

ERISA

        The Plan is not qualified under Section 401(a) of the U.S. Internal Revenue Code and the Company believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

No Contributions or Reports

        No contributions of any nature are to be made by the Company or any other person to or for the account of any person holding any of the Options. No reports will be made to any holder of the Options on a periodic or any other basis, except for copies of reports to the Internal Revenue Service or similar governmental entity reporting income to an optionee as may be required under applicable tax laws.

Restriction on Transferability

        The Options are not transferable except to the optionee's estate in the event of death. In the event of termination of employment by an optionee, all Options shall lapse immediately. In the event of the death of an optionee while employed by the Company, any outstanding Options shall be exercisable for a period of six months after death.

        The Options provide that Shares issuable under the Options will be issued subject to restrictions on transferability, except to the extent that the Shares are issued pursuant to an effective Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Shares issued during the effectiveness of the Registration Statement of which this Prospectus is a part will not be subject to such restrictions.

Tax Treatment

        Based on management's understanding of existing U.S. federal income tax laws, the principal consequence of the grant to, and exercise of non-qualifying stock options by, a U.S. citizen is summarized as follows. The grant of non-qualifying options does not ordinarily have any income tax consequences to the optionee.

        In general, the Shares received on the exercise of an option will be transferable and will not be subject to a substantial risk of forfeiture. However, if the sale of the Shares acquired upon exercise of an option would subject the U.S. optionee to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, which requires certain "insiders" to pay to the Company any profits received upon certain sales of Common Stock, the U.S. optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction) equal to the amount by which the fair market value of the shares acquired exceeds the option exercise price for the shares on the earlier of (i) the date that the optionee is no longer subject to liability under Section 16(b) of the Exchange Act or (ii) six months after the date the option is exercised. A U.S. optionee subject to liability under Section 16(b) of the Exchange Act may, however, recognize ordinary income (and the Company will be entitled to a corresponding tax deduction) at the time the option is exercised if the optionee makes an election under Section 83(b) of the Code.
Any U.S. optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934 is encouraged to consult with their personal tax advisor prior to exercising an option.

        The foregoing is only a brief summary of the applicable U.S. federal income tax laws and should not be relied upon as being a complete statement thereof. Such tax laws are complex and are subject to legislative changes and new or revised judicial or administrative interpretations. The grant of stock options or the receipt of shares under the Plan may also have state and local tax consequences. Moreover, the grant of stock options or the receipt of shares under the Plan by non-U.S. citizens and by U.S. citizens residing abroad may be further affected by income tax laws of the countries in which they reside. THEREFORE, IT IS RECOMMENDED THAT ANY OPTIONEE, PRIOR TO EXERCISING AN OPTION AND PRIOR TO DISPOSING OF THE SHARES ACQUIRED UNDER THE PLAN, CONSULT HIS OR HER TAX ADVISOR AS TO THE TAX CONSEQUENCES OF SUCH AN EXERCISE AND/OR DISPOSITION, AND REVIEW WITH HIS OR HER TAX ADVISOR FROM TIME TO TIME THE TAX STATUS OF OPTIONS.

Rights of the Company

        Neither the granting of an option nor the execution of a stock option agreement affects the terms and conditions of an optionee's employment. In the absence of an employment contract or other specific agreement to the contrary, the Company may terminate an optionee's employment at any time subject to applicable local laws.

                             AVAILABLE INFORMATION;
                           INCORPORATION BY REFERENCE

        The Company hereby incorporates herein by reference the following:

        (a)    The Company's latest Annual Report on Form 10-K; and

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company's latest Annual Report on Form 10-K.

All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof.

        The Company has filed a Registration Statement thereto with the Securities and Exchange Commission under the Securities Act of 1933. This Prospectus omits certain additional information contained in the Registration Statement filed with the SEC under the Securities Act of 1933, as amended, to which reference is hereby made.

        Upon written request, the Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of the documents incorporated herein by reference, excluding the exhibits thereto. Requests for such documents should be addressed to D. Kerry Stubbs, Vice President Finance, ALPNET, Inc., 4444 South 700 East, Suite 204, Salt Lake City, Utah 84107-3075.